NUMBER: 500988

CERTIFICATE
OF
CHANGE OF NAME

COMPANY ACT

I Hereby Certify that

TIMPETE MINING CORPORATION

has this day changed its name to

ENTRÉE RESOURCES INC.
Issued under my hand at Victoria, British Columbia on February 05, 2001 /s/ John S. Powell JOHN S. POWELL Registrar of Companies PROVINCE OF BRITISH COLUMBIA CANADA